AGREEMENT


     AGREEMENT (this "Agreement") dated as of May 25, 1999, between
Rare Medium Group, Inc., a Delaware corporation (the "Company") and Capital Ventures International ("CVI").

                                    RECITALS

     A. Pursuant to a Securities Purchase Agreement dated as of January 28, 1999 (the "SPA"), CVI purchased from the Company $3,500,000 principal amount of 8% Convertible Debentures (the "Initial Debentures"), and a Stock Purchase
Warrant (the "Initial Warrant") to acquire 404,625 shares of the Company's common stock, par value $0.01 per share (the "Common Stock").

     B. The SPA gives CVI the right to acquire, and CVI desires to acquire, an additional $2,500,000 principal amount of 8% Convertible Debentures (the "Additional Debentures") and additional Warrants (the "Additional Warrants") to acquire 289,017 shares of Common Stock. The Initial Debentures and the Additional Debentures are referred to herein collectively as the "Debentures"; and the Initial Warrants and the Additional Warrants are referred to herein collectively as the "Warrants" and the Debentures and Warrants are referred to herein collectively as the "CVI Securities."

     C. The Company has entered into a Securities Purchase Agreement dated as of May 7, 1999, as amended and restated, with Apollo Investment Fund IV, L.P. and certain other parties (the "Apollo Agreement"), which will provide the Company with $87,000,000 of capital.

     D. The parties hereto desire to enter into a transaction pursuant to which the Debentures and Warrants (following the acquisition by CVI of the Additional Debentures and the Additional Warrants) will be converted and exercised, respectively, into shares of Common Stock as specified herein.

     E. The Common Stock to be issued to CVI upon conversion and exercise of the CVI Securities will be registered for resale under the Securities Act of 1933, as amended (the "Securities Act") pursuant to a Registration Statement on Form S-3, and otherwise have the rights set forth in the Registration Rights Agreement, dated as of January 28, 1999 between the Company and CVI, as amended through the date hereof (as so amended, the "Registration Rights Agreement").

     NOW THEREFORE, the parties hereto, intending to be bound, hereby agree as follows:


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     SECTION 1. Conversion and Exercise; Closing

     (a) Subject to the terms and conditions set forth below, CVI agrees to deliver the CVI Securities to the Company free of any lien or encumbrance, created by CVI, and the Company agrees to accept such delivery and, in consideration thereof, issue to CVI 1,588,462 fully-paid and non-assessable shares of Common Stock upon conversion and exercise of the CVI Securities, equal to the number of shares of Common Stock then issuable upon conversion of the Debentures, plus the number of shares then issuable pursuant to a cashless exercise of the Warrants (the "CVI Shares"). The conversion, exercise, delivery and cancellation of the CVI Securities in consideration of the issuance of the CVI Shares is referred to herein as the "Transaction."

     (b) The closing (the "Closing") of the transactions constituting the Transaction shall take place at the offices of Sidley & Austin, 875 Third Avenue, New York, New York 10022 on the date (the "Closing Date") of, and simultaneously with, the closing of the purchase and sale under the Apollo Agreement. The Company shall provide CVI not less than three (3) days prior written notice of the Closing Date.

     (c) At the Closing, CVI shall convert, exercise and deliver the CVI Securities, which shall thereupon be cancelled by the Company, against the issuance by the Company of the CVI Shares in such denominations as CVI shall specify in writing not more than two (2) days prior to the Closing. Upon the foregoing deliveries, all remaining rights and obligations of the parties under the SPA, the Debentures and the Warrants shall be terminated and of no further force and effect.

     SECTION 2. Closing Conditions

     2.1. Conditions to Obligations of Both Parties

     The obligation of each of the parties to consummate the Transaction pursuant to Section 1 is subject to the satisfaction of each of the following conditions:

     (a) The closing of the purchase and sale under the Apollo Agreement shall occur simultaneously with the Closing hereunder.

     (b) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered or promulgated by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

     2.2. Conditions to Obligations of CVI

     The obligation of CVI to consummate the Transaction pursuant to Section 1 is subject to the satisfaction of each of the following conditions:

     (a) the Company's representations and warranties set forth in Section 3(a) shall be true and correct in all material respects as of the date hereof and as of the Closing Date;

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     (b) the Company shall have performed its obligations set forth in Section
4(a) hereof on or prior to the Closing Date;

     (c) the CVI Shares shall have been duly authorized and, when issued in the Transaction, shall be validly issued, fully-paid and non-assessable, and shall be authorized for trading on the NASDAQ National Market, and

     (d) the Registration Rights Agreement shall have been amended, if necessary, to cover the CVI Shares.

     2.3. Conditions to Obligations of the Company

     The obligation of the Company to consummate the Transaction pursuant to
Section 1 is subject to the satisfaction of each of the following conditions:

     (a) CVI's representations and warranties set forth in Section 3(b) shall be true and correct in all material respects as of the date hereof and as of the Closing Date; and

     (b) CVI shall have performed each of its obligations set forth in Section 4(b) hereof on or prior to the Closing Date.

     SECTION 3. Representations and Warranties

     (a) The Company represents and warrants to CVI that:

          (i) the Company is a corporation validly existing and in good standing under the laws of the State of Delaware;

          (ii) the Company has all corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly and validly executed and delivered by the Company and (assuming the due authorization, execution and delivery hereof by CVI) constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity);

          (iii) the execution and delivery by the Company of this Agreement, the consummation of the transactions contemplated hereby, and compliance by the Company with the provisions hereof will not conflict with, constitute a default under or violate (x) any of the

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terms, conditions or provisions of its certificate of incorporation or by-laws,
(y) any of the terms, conditions or provisions of any document, agreement or other instrument to which the Company is a party or by which its property is bound, or (z) any judgment, writ, injunction, decree, order or ruling of any court or governmental authority binding on it or its property;

          (iv) no consent, approval, waiver, license or authorization or other action by, or filing with, any court or governmental agency, commission, authority or other person or entity is required in connection with the execution and delivery by the Company of this Agreement, the consummation by the Company of the transactions contemplated hereby and compliance by the Company with any of the provisions hereof;

          (v) the CVI Shares have been duly authorized and, when issued in the Transaction in consideration of the conversion, exercise, delivery and cancellation of the CVI Securities, will be validly issued, fully-paid and non-assessable shares of Common Stock free of any liens or encumbrances created by the Company, and will be authorized for trading on the NASDAQ National Market; and

         (vi) The Company has amended its Registration Statement on Form S-3 filed with the Securities and Exchange Commission pursuant to the Registration Rights Agreement to cover resales of the CVI Shares.

     (b) CVI represents and warrants to the Company that:

          (i) CVI is validly existing and in good standing under the laws of its jurisdiction of formation;

          (ii) CVI has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by CVI, and the consummation by CVI of the transactions contemplated hereby, have been duly authorized by all necessary corporate or partnership action on the part of CVI. This Agreement has been duly and validly executed and delivered by CVI and (assuming the due authorization, execution and delivery hereof by the Company) constitutes a legal, valid and binding obligation of CVI enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity);

          (iii) the execution and delivery by CVI of this Agreement, the consummation of the transactions contemplated hereby, and compliance by CVI with the provisions hereof will not conflict with, constitute a default under or violate (x) any of the terms, conditions or provisions of its constituent documents, (y) any of the terms, conditions or provisions of any document, agreement or other instrument to which CVI is a party or by which its property is bound, or (z) any judgment, writ, injunction, decree, order or ruling of any court or governmental authority binding on it or its property;

          (iv) no consent, approval, waiver, license or authorization or other action by, or filing with, any court or governmental agency, commission, authority or other person or entity is required in connection with the execution and delivery by CVI of this Agreement, or the consummation

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by CVI of the transactions contemplated hereby and compliance by CVI with any of the provisions hereof;

          (v) as of the date hereof, CVI has, with respect to $3,500,000 principal amount of the Initial Debentures and the Initial Warrants (exercisable with respect to 404,625 shares of Common Stock), and as of the Closing Date, CVI will have with respect to both the foregoing and $2,500,000 principal amount of Additional Debentures and the Additional Warrants (exercisable with respect to 289,017 shares of Common Stock) title, free and clear of all claims, liens, charges, encumbrances, options and security interests created by CVI; and

          (vi) as of the date hereof and the Closing Date, each of the statements set forth in Section 2 of the SPA is true and correct with respect to the CVI Shares.

     SECTION 4. Other Agreements

     (a) CVI agrees to exercise its right to acquire the Additional Debentures and the Additional Warrants for $2,500,000, pursuant to the SPA, on or prior to the Closing Date; and will not sell, assign, pledge, encumber, transfer or otherwise dispose of any of the CVI Securities prior to the earlier of termination of this Agreement or the Apollo Agreement.

     (b) Each party hereto agrees to use reasonable efforts to obtain all consents and approvals, and to do all other things, necessary to effect the transactions contemplated by this Agreement on or prior to the Closing Date. The parties agree to take such further action and to deliver or cause to be delivered to each other at the Closing and at such other times thereafter such additional agreements or instruments as either of them may reasonably request for the purpose of carrying out this Agreement and the agreements and transactions contemplated hereby.

     (c) CVI agrees, in connection with any proxy solicited by the Company, to vote the CVI Shares in the manner recommended by the Board of Directors of the Company.

     SECTION 5. Miscellaneous

     5.1. Termination

     This Agreement may be terminated and the Transaction may be abandoned at any time prior to the Closing Date (provided that any such termination shall not relieve any party from liability for a breach of any provision hereof prior to such termination):

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     (a) by the mutual written consent of the parties;

     (b) by either party if the closing under the Apollo Agreement shall not have occurred on or prior to June 30, 1999;

     (c) by CVI if any representation, warranty, covenant or agreement of the Company contained in this Agreement shall have been breached in any material respect, or if any of the conditions set forth in Section 2.1 or 2.2 shall not have been satisfied (or waived in writing by CVI) on or prior to the Closing Date; and

     (d) by the Company if any representation, warranty, covenant or agreement of CVI contained in this Agreement shall have been breached in any material respect, or if any of the conditions set forth in Section 2.1 or 2.3 shall not have been satisfied (or waived in writing by the Company) on or prior to the Closing Date.

     5.2. Amendment and Waiver

     This Agreement shall be binding upon and shall inure to the benefit of any and all successors and assigns of the parties hereto. This Agreement may not be assigned by any party by operation of law or otherwise, without the express prior written consent of each of the other parties, which consent may be granted or withheld in each such party's sole discretion.

     5.3. Amendment and Waiver

     This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by the parties hereto.

     5.4. Counterparts

     This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same.

     5.5. Headings

     The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning thereof.

     5.6. Governing Law

     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AS APPLIED TO CONTRACTS MADE AND PERFORMED WITH THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

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     5.7. Entire Agreement

     This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein.

     5.8. Notices

     Any notice to be delivered hereunder shall be in writing and shall be sent by facsimile or prepaid overnight courier to the respective party at its address set forth on the signature page hereof.

     5.9. Severability

     If any term, Provision, covenant Or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

     5.10. Specific Performance

     The parties agree that the CVI Securities and the CVI Shares are unique and each party will be irreparably harmed in the event this Agreement is not specifically enforced. The parties further agree that it is impossible to measure solely in monetary damages the damages that will accrue by reason of a refusal by a party to perform its obligations under this Agreement. Therefore, in the event that a party shall institute any action to enforce the provisions of this Agreement, each party hereby agrees that the instituting party does not have an adequate remedy at law and that injunctive or other equitable relief will not constitute any hardship upon

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the other party. Nothing in this Section 5.10 shall be construed as prohibiting the parties from pursuing any other remedies for a breach or threatened breach of this Agreement by the other party.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.

                                RARE MEDIUM GROUP, INC.


                                -------------------------------------------
                                By:         Glenn S. Meyers
                                Title:      Chairman, CEO and President
                                Address:    44 West 18th Street, 6th Floor
                                            New York, New York 10011
                                            Facsimile: (212) 271-9445
                                            Telephone: (212) 271-9444

                                CAPITAL VENTURES INTERNATIONAL

                                By:    Heights Management, Inc.,
                                       its authorized agent


                                ------------------------------------------
                                By:
                                Title
                                Address: 40 Heights Capital Management Inc. 425 California Street, Suite 1100 San Francisco, California 94101
                                            Facsimile: (415) 403-6525
                                            Attention: Andrew Frost or
                                                   Michael Spolan
                                            Telephone:

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